Exhibit 10.19

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS NOTE, AND THE INDEBTEDNESS EVIDENCED HEREBY, ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF (THE “SUBORDINATION AGREEMENT”), AMONG THE COMPANY, HOLDER AND JGB COLLATERAL, LLC. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THIS NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

22nd CENTURY GROUP, INC.

Subordinated Promissory Note

Issuance Date: March 3, 2023	Principal Amount: U.S. $2,864,767
No. 1

FOR VALUE RECEIVED, 22nd CENTURY GROUP, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of Omnia Capital LP or its registered assigns (“Holder”) the amount set out above as the Principal Amount (together with all PIK Interest paid-in-kind and added to the outstanding principal amount of this Subordinated Promissory Note (this “Note”) pursuant to Section 1(b), collectively, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case in accordance with the terms hereof), to pay paid-in-kind interest (“PIK Interest”) on the outstanding Principal at the PIK Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same is paid in full, whether upon the Maturity Date or acceleration, prepayment or otherwise (in each case in accordance with the terms hereof).  As more fully set forth in Section 19, this Note is being issued by the Company to Holder in repayment in full of all of the outstanding indebtedness of the Company to Holder under the Repaid Notes (as defined below).

1.PIK INTEREST.

(a)Accrual.  PIK Interest on this Note shall accrue at a rate equal to twenty six and one-half percent (26.50%) simple interest per annum compounded monthly.  PIK Interest due on this Note shall be computed on the basis of a three hundred sixty-five (365)-day year.

(b)Payment of PIK Interest. The Company shall pay accrued and unpaid PIK Interest to the Holder on the last day of each calendar month (each such date, a “PIK Interest Payment Date”) by capitalizing such PIK Interest on such PIK Interest Payment Date and adding it to (and thereby increasing) the outstanding Principal of this Note (as increased by any prior payments of PIK Interest), and thereafter all such PIK Interest shall be treated in all respects as outstanding Principal under this Note.  No additional Notes shall be issued to evidence such PIK Interest. If any PIK Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day.

2.NO OPTIONAL PREPAYMENT OR REDEMPTION.  The Company shall not be permitted to prepay all or any portion of the outstanding Principal of this Note, or make any optional redemption of all or any portion of this Note, at any time prior to the Maturity Date.

3.	RIGHTS UPON EVENT OF DEFAULT.

(a)Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)the Company’s failure to perform or observe any covenant or agreement set forth in this Note in any material respect or its failure to pay to the Holder any amount of Principal or PIK Interest when and as due under this Note, but only if such failure remains uncured for a period of at least five (5) days;

(ii)other than as specifically set forth in another clause of this Section 3(a), the Company breaches any material representation, warranty, covenant or other term or condition of this Note, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of thirty (30) days after actual knowledge of the Company of such breach;

(iii)liquidation proceedings shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within sixty (60) days of their initiation;

(iv)bankruptcy, insolvency, reorganization or other proceedings for the relief of debtors shall be instituted against the Company and shall not be dismissed within sixty (60) days of their initiation;

(v)the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action;

(vi)the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; or (ii) a decree, order, judgment or other similar document adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law; or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(vii)a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay;

(viii)the Company fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder; or

(ix)any Event of Default occurs under the Senior Loan Documents (as defined in the Subordination Agreement).

(b)Notice of an Event of Default. Upon the occurrence of (i) an Event of Default with respect to this Note, and (ii) any Event of Default occurs under the Senior Loan Documents (as defined in the Subordination Agreement), the Company shall within two (2) Business Days deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. Subject to the terms of the Subordination Agreement, at any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may, by notice to the Company, declare this Note to be forthwith due and payable, whereupon the Principal and all accrued and unpaid PIK Interest thereon, plus all costs of enforcement and collection (including court costs and reasonable attorney’s fees), shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. No course of dealing on the part of the Holder nor any delay or failure on the part of the Holder to exercise any right shall operate as waiver of such right or otherwise prejudice such Holder’s rights, power and remedies.

4.COVENANTS. Until all of the Notes have been satisfied in accordance with their terms, the Company shall send to the Holder (i) annual unaudited financial statements and, upon request no more than annually, an up-to-date capitalization table; and (ii) quarterly unaudited financial statements, and other information as determined by the Company.

5.AMENDING THE TERMS OF THIS NOTE. No provision of this Note may be amended other than by an instrument in writing signed by the Company and the Holder. No waiver of any provision of this Note shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

6.TRANSFER. The Holder understands that: (i) the Notes have not been and are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Holder, in a form reasonably acceptable to the Company, to the effect that such Notes to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Holder provides the Company with reasonable assurance and documentation as may be requested by the Company or its legal counsel that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Notes made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Notes under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

7.	REISSUANCE OF THIS NOTE.

(a)Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 7(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 7(d)) to the Holder representing the outstanding Principal not being transferred.

(b)Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 7(d)) representing the outstanding Principal.

(c)Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 7(d) and in Principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 7(a) or Section 7(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the

Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid PIK Interest on the Principal of this Note, from the Issuance Date.

8.REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance and/or other injunctive relief); provided, the Holder shall not be entitled to any duplication or multiplication of damages. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

9.PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement of the debt evidenced hereby or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

10.CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

11.FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12.NOTICES; PAYMENTS.

(a)Notices. Whenever notice is required to be given under this Note, such notice shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or facsimile as follows:

(i)if to the Company, to:

[________________]

[________________]

[________________]

Facsimile:

Email:

(ii)If to Holder, to:

Omnia Capital LP

555 Bryant Street, Suite 947

Palo Alto CA 94301

Attention: Manar Zarroug

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile or email shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

13.CANCELLATION. After all Principal, accrued PIK Interest and other amounts at any time owed on this Note have been paid, this Note shall automatically be deemed canceled, shall be surrendered promptly, but in any event within ten (10) calendar days, to the Company by the Holder for cancellation and shall not be reissued.

14.WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

15.GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)“Maturity Date” means May 1, 2024.

(c)“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(d)“PIK Interest Rate” means twenty six and one-half percent (26.50%) per annum.

(e)“Repaid Notes” means, collectively, (i) that certain 12% Secured Promissory Note, dated as of October 29, 2021, issued by the Company to the Holder in the initial principal amount of $1,000,000, and (ii) that certain 12% Secured Promissory Note, dated as of January 14, 2022, issued by the Company to the Holder in the initial principal amount of $1,500,000.

(f)“SEC” means the United States Securities and Exchange Commission or the successor thereto.

17.MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

18.SURRENDER OR ACKNOWLEDGEMENT AND CERTIFICATION. Upon payment in full of this Note, Holder shall surrender the original physical copy of this Note for cancellation; alternatively, if the Holder promptly requests in connection with such payment, the Holder may deliver to the Company a signed acknowledgement of payment in full and a certification that the Holder has cancelled or destroyed the Note in a form reasonably acceptable to the Company.

19.REPAID NOTES.  This Note is being issued by the Company to Holder in repayment in full of all of the outstanding indebtedness of the Company to Holder under the Repaid Notes.  Upon the issuance of this Note to Holder on the Issuance Date, Holder acknowledges and agrees that, effective as of the Issuance Date, (i) all outstanding indebtedness (including, without limitation, for principal, interest and fees) and other obligations of the Company and any of its subsidiaries under or relating to the Repaid Notes or any of the other Transaction Documents (as defined in the Repaid Notes) shall be paid and satisfied in full, (ii) all security interests and other liens in any assets or property of the Company or any of its subsidiaries granted to, held by, or for the benefit of, Holder pursuant to the Transaction Documents (as defined in the Repaid Notes) as security for such indebtedness shall be irrevocably satisfied, released and discharged, (ii) the Repaid Notes and the other Transaction Documents (as defined in the Repaid Notes) shall terminate and be of no further force or effect, and (d) the Company (or its designees) shall be authorized to file any UCC termination statements necessary in order to effect the release of security interests contemplated by clause (ii) above.

20.EXPENSES:  The Borrower agrees to pay all reasonable costs, including but not limited to reasonable attorneys’ fees, incurred by the Holder in connection with collecting or enforcing any obligation of the Borrower to the Holder hereunder or legal representation with respect to bankruptcy or insolvency proceedings.  The Borrower also agrees to pay the fees and expenses of counsel to the Holder in connection with the negotiation of this Note, the Subordination Agreement and the transactions contemplated hereby and thereby.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

22ND CENTURY GROUP, INC.,
a Nevada corporation

By:	/s/ Hugh Kinsman
Hugh Kinsman
Chief Financial Officer

Accepted and agreed:

OMNIA CAPITAL LP

By:	Omnia Management LLC,
its general partner

By:	/s/ Manar Zarroug
Name:	Manar Zarroug
Title:	CEO